EXHIBIT 99.1

7961 Shaffer Parkway Suite 5 Littleton, CO 80127 Phone: 720-981-1185	Trading Symbol: VGZ NYSE American and TSX Stock Exchanges

_______________ NEWS _______________

Vista Gold Corp. Receives $1.5 Million Guadalupe de los Reyes Option Payment

Denver, Colorado, October 22, 2019 – Vista Gold Corp. (NYSE American and TSX: VGZ) (“Vista” or the “Company”) today announced receipt of the third $1.5 million option payment from Prime Mining Corp. (“Prime Mining”) for the Guadalupe de los Reyes gold / silver project in Sinaloa, Mexico (“Los Reyes”).

Prime Mining assumed the Los Reyes option agreement from Minera Alamos Inc. (“Minera Alamos”) in June 2019, giving Prime Mining an exclusive option to earn a 100% interest in Los Reyes. Completing the earn-in under the option agreement requires, among other things, Prime Mining making payments totaling $6.0 million comprised of four payments of $1.5 million, the first three of which have now been completed. A final $1.5 million payment is to be made on or before October 23, 2021.

Payments made to Vista by Minera Alamos prior to the assignment of the option agreement to Prime Mining are credited toward Prime Mining’s earn-in. To date, the Company has received $4.7 million from Minera Alamos and Prime Mining, $4.5 million for Los Reyes option payments and $0.2 million for deferral fees and interest, all of which is non-refundable.

Frederick H. Earnest, President and Chief Executive Officer, commented, “We are pleased with Prime Mining’s progress since acquiring the Los Reyes option in June 2019. Prime Mining successfully completed a C$8.7 million financing, assembled an experienced management team, and most recently started a trenching and road cut sampling program at Los Reyes. We wish them success and look forward to seeing exploration results in the near future.”

Once Prime Mining completes the earn-in to Los Reyes, Vista retains a capped net smelter royalty (“NSR”) on production from open pit mining and a perpetual NSR on production from underground mining. In addition, Vista has the right to relinquish its underground NSR and assume a 49% non-carried interest in an underground mining project if Prime Mining decides to proceed.

All dollar amounts in this press release are in U.S. dollars, unless otherwise specified.
About Vista Gold Corp.

The Company is a well-funded gold project developer. The Company’s principal asset is its flagship Mt Todd gold project in Northern Territory, Australia.  Mt Todd is the largest undeveloped gold project in Australia.

For further information, please contact Pamela Solly, Vice President of Investor Relations, at (720) 981-1185.
Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as our expectation that Prime Mining will make the final option payment to Vista not later than October 23, 2021 and complete the earn-in to Los Reyes; and that Prime Mining will produce exploration results on Los Reyes in the near future are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: our discussions with Minera Alamos, our reliance that Minera Alamos will be able to raise funds to finance its business plans; our approved business plans, exploration and assay results, results of our test work for process area improvements, mineral resource and reserve estimates and results of preliminary economic assessments, prefeasibility studies and feasibility studies on our projects, if any, our experience with regulators, and positive changes to current economic conditions and the price of gold. When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; uncertainty as to the results of bulk metallurgical test work; and uncertainty as to completion of critical milestones for Mt Todd; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed in February 2019 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.